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                                                                  EXHIBIT 10.05


                           BLUE RIVER BANCSHARES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its designated Affiliates with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

     2. Definitions.

        (a) "Affiliate" shall mean the Company and any corporation, partnership or limited liability company of which a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, is owned or controlled directly or indirectly, by the Company or by another Affiliate. For purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        (b) "Board" shall mean the board of directors of the Company.

        (c) "Code" shall mean the Internal Revenue Code, as amended.

        (d) "Committee" shall mean the Compensation Committee of the Board.

        (e) "Common Stock" shall mean the common stock of the Company.

        (f) "Company" shall mean Blue River Bancshares, Inc., an Indiana corporation.

        (g) "Compensation" shall mean compensation paid to an Employee by an Employer as defined in the Company's "40l(k)" plan.

        (h) "Effective Date" shall mean July 1, 2000.

        (i) "Employee" shall mean any individual who is and has been classified by an Employer as one of its common-law employees.

        (j) "Employer" shall mean the Company and any Affiliate which has been designated by the Board from time to time in its sole discretion as eligible to allow the Affiliate's Employees to participate in the Plan.

        (k) "ESPP Account" shall mean the account established for each participant of the Plan to hold payroll deductions made and shares of Common Stock purchased under the Plan for the participant.

        (l) "Enrollment Date" shall mean January 1, April 1, July 1 and October 1 of each year.

        (m) "Fair Market Value" shall mean, as of any date, the average of the high and low price for the Common Stock as quoted on the NASDAQ national market for the applicable Purchase Date (if a Purchase Date is not a Trading Day, the average price for the immediately preceding Trading Day shall be used), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

        (n) "Plan" shall mean this Blue River Bancshares, Inc. Employee Stock Purchase Plan.

        (o) "Purchase Date" shall mean the last day of each calendar quarter, or any other date designed by the Committee.

        (p) "Purchase Rights Period" shall mean the period set forth in
Section 4 hereof.

        (q) "Trading Day" shall mean a day on which the NASDAQ national market is open for trading.


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     3. Eligibility.

        (a) Any Employee who has completed at least 90 days of continuous service as an Employee shall become a participant in the Plan on the Enrollment Date coinciding with or immediately following the date the Employee completes the 90-day service period or, if later, on the Effective Date.

        (b) For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by his or her Employer. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. At the discretion of the Board, an individual who is a highly compensated employee (as defined in Section 414(q) of the Code) may be excluded from participation in the Plan.

        (c) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be entitled to purchase shares of Common Stock under the Plan (i) to the extent that such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock of the Company and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Affiliates accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time the purchase option is granted) for each calendar year in which such purchase rights are outstanding at anytime.

     4. Purchase Rights Period. This Plan shall become effective upon its approval by a majority of the shares of the Common Stock. No option may be exercised until the Plan has been approved by the shareholders of the Company. The Plan will continue thereafter until terminated in accordance with Section 16 hereof.

     5. Participation.

        (a) A participant in the Plan may complete a subscription agreement approved by the Committee authorizing payroll deductions and filing it with the Company's Human Resources department at least two weeks prior to an Enrollment Date. (b) Payroll deductions for a participant shall commence on the first payroll following that Enrollment Date and shall end when terminated as provided in Section 6 hereof.

     6. Payroll Deductions.

        (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Purchase Rights Period in an amount not less than one percent and not exceeding ten percent of the Compensation which he or she receives on each pay day during the Purchase Rights Period.

        (b) All payroll deductions made for a participant shall be credited to his or her ESPP Account under the Plan and shall be withheld in whole percentages only. A participant may not a make any additional payments into such account.

        (c) A participant may discontinue his or her participation in the Plan as provided in Section 6 hereof, or may increase or decrease the rate or his or her payroll deductions during the Purchase Rights Period by completing and filing with the Company's Human Resources department a new subscription agreement authorizing a change in the payroll deduction rate. The Board or Committee may, in its discretion, limit the number of participation rate changes during any specified period. The change in rate shall be effective with the second payroll date after the Company's receipt of the new subscription agreement. A participant's subscription agreement shall remain in effect until
(i) it is terminated as provided in Section 6 hereof, (ii) it is terminated as provided in Section 8 hereof or (iii) the Plan is terminated as provided in
Section 16 hereof.

        (d) A participant may elect to make a complete or partial withdrawal of whole shares of Common Stock from his or her ESPP Account as of the end of any calendar quarter by filing a written request with the Company's Human Resources department within 30 days of the end of that quarter. Those shares shall be distributed to the participant as soon as practicable following that 30-day election period.

     7. Purchase of Shares. On each Purchase Date, a participant will be given the right to purchase shares of Common Stock. To purchase those shares, the payroll deductions that have been credited to a participant's ESPP Account will be taken out of the participant's ESPP Account and used by the Company to purchase shares of Common Stock. Such


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shares shall, as soon as practicable, be credited to the participant's ESPP
Account. The number of shares to be credited to a participant's ESPP Account as of that Purchase Date shall equal of the amount of the payroll deductions divided by ninety percent of the per share Fair Market Value of the Common Stock. The ESPP Accounts shall be credited with fractional shares.

     8. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and any shares of Common Stock and any payroll deductions credited to such participant's ESPP Account (but not yet used to purchase shares of Common Stock) shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, and such participant's right to purchase shares of Common Stock under this Plan shall be automatically terminated.

     9. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.


     10. Stock.

         (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be fifty thousand shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 15 hereof. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Board or Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         (b) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant.

     11. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. At its discretion, the Committee may authorize an agent to assist in the administration of the Plan.

     12. Designation of Beneficiary.

         (a) A participant may file a written designation of a beneficiary who is to receive the shares of Common Stock and cash, if any, credited to the participant's ESPP Account under the Plan in the event of such participant's death. If a participant is married and the designated beneficiary is not the spouse, written spousal consent must be filed with the Company's Human Resources department for such designation to be effective.

         (b) Such designation of beneficiary may be changed by the participant at any time by written notice filed with the Company's Human Resources department. In the event of the death of a participant and in the absence of a validly designated beneficiary, and if no executor or administrator of the participant's estate has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     13. Transferability. Neither payroll deductions credited to a participant's ESPP Account nor any rights to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 12 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

     14. Reports. Individual ESPP Accounts shall be maintained for each participant in the Plan. Statements of that ESPP Account shall be given to participating Employees periodically, which statements shall set forth the amounts of payroll deductions, the Fair Market Value, the number of shares of Common Stock purchased for the Employee on each Purchase Date and similar information with respect to any shares of Common Stock.

     15. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of shares which may be issued under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any




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convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

     16. Amendment or Termination.

         (a) The Board may at any time and for any reason terminate or amend the Plan in its sole discretion.

         (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or the Committee) shall be entitled to limit the frequency and/or number of changes in the amount of payroll deductions withheld during an Purchase Rights Period, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's paycheck.

     17. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     18. Conditions Upon Issuance of Shares. Shares shall not be issued unless the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgate thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to participation in the Plan, the Company may require an Employee to represent and warrant that any shares of Common Stock purchased under the Plan are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     19. Term of Plan. The Plan shall become effective on the Effective Date, subject to its approval by a majority of the shares of Common Stock. It shall continue in effect until the earlier to occur of (a) the purchase of the maximum number of shares as provided in Sections 10 and 15, or (b) the termination of the Plan under Section 16.

     20. Governing Law. To the extent not superseded by the laws of the United States, this plan will be administered and construed and its validity determined under the laws of the State of Indiana, without reference to the choice of law principles thereof.


                                             BLUE RIVER BANCSHARES, INC.



DATED: March 28, 2000                 By:    /s/ Steven R. Abel
                                             ---------------------------------
                                             Steven R. Abel
                                             Its:  Chairman

ATTEST:


/s/ D. Warren Robison
-----------------------------
D. Warren Robison
Its:  Secretary



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